FIND/SVP, INC.
                        RESTRICTED STOCK AWARD AGREEMENT

      THIS RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made as of the 1st day of January, 2005, by and between Find/SVP, Inc., a New York corporation, having its principal office at 625 Avenue of the Americas, New York, NY 10011 (the "Corporation"), and Peter Stone (the "Employee" or "Restricted Stockholder"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Corporation's 2003 Stock Incentive Plan.

      WHEREAS, the Corporation has heretofore adopted the Find/SVP, Inc. 2003 Stock Incentive Plan (the "Plan") for the benefit of certain employees, officers, directors, consultants, independent contractors and advisors of the Corporation, which Plan has been approved by the Corporation's stockholders; and

      WHEREAS, Employee and the Corporation have entered into an Employment Agreement dated May 13, 2002 and a First Amendment to the Employment Agreement dated January 1, 2005 (collectively the "Employment Agreement"), which provides that the Employee shall be awarded the Restricted Shares (defined below); and

      WHEREAS, Employee is a key employee of the Corporation and the Corporation believes it to be in the best interests of the Corporation to incentivize the Employee through the grant of restricted shares of common stock (the "Common Stock"), par value $.0001 per share, of the Corporation. WHEREAS, this Restricted Stock Award Agreement is delivered and entered into pursuant to the Plan.

      NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Restricted Stock. Subject to the provisions hereinafter set forth and the terms and conditions of the Plan, the Corporation hereby grants to the Employee, as of January 1, 2005 (the "Grant Date"), a restricted stock award, subject to the vesting schedule set forth below, of Twenty Five Thousand (25,000) shares of Common Stock (the "Restricted Shares"), such number being subject to adjustment as provided in the Plan. As more fully described below, the Restricted Shares granted hereby are subject to forfeiture by the Employee if certain criteria are not satisfied. The Employee hereby delivers to the Corporation the purchase price for the Restricted Shares in an amount equal to $250 in cash (or $.01 for each share granted).


2. Vesting.

            (a) The Restricted Shares shall vest and become nonforfeitable as follows:

                           (i) 100% on the date the Average Closing Price exceeds three dollars and twenty five cents ($3.25) per share in year 1 of the Term of the Employment Agreement, subject to adjustment pursuant to Section
                           18.1 of the Plan or as otherwise mutually agreed in writing between the parties;

                           (ii) 100% on the date the Average Closing Price exceeds four dollars ($4.00) per share in year 2 of the Term of the Employment Agreement, subject to adjustment pursuant to Section 18.1 of the Plan or as otherwise mutually agreed in writing between the parties;

                           (iii) 100% on the date the Average Closing Price exceeds five dollars ($5.00) per share in year 3 of the Term of the Employment Agreement, subject to adjustment pursuant to Section 18.1 of the Plan or as otherwise mutually agreed in writing between the parties;

                           (iv) the date there is a Change of Control of the Corporation (as defined in Section 4 of the Employment Agreement; or

                           (v) the date that Employee is terminated from the Corporation without Cause or Executive resigns for Good Reason (as defined in the Employment Agreement).

For purposes of this Agreement, "Average Closing Price" shall mean the average closing price of the Corporation's common stock quoted on the NASDAQ System or such other exchange where the Corporation's common stock may be traded for fifteen (15) consecutive trading days.

            (b) Notwithstanding the vesting schedule set forth herein, such vesting schedule may be accelerated by the Board of Directors or the Compensation Committee of the Board of Directors (the "Committee") in their sole decision.

            (c) Upon the vesting dates the Restricted Shares shall be issued to the Employee in accordance with the Plan and the terms hereof including Section 3 below.

            (d) Nothing in the Plan shall confer on Employee any right to continue in the employ of, or other relationship with, the Corporation or any subsidiary of the Corporation, or limit in any way the right of the Corporation or any Affiliate (as defined in the Plan) or subsidiary of the Corporation to terminate Employee's employment or other relationship at any time, with or without cause. This Agreement does not constitute an employment contract. This Agreement does not guarantee employment for the length of time of the above vesting schedule or for any portion thereof.


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

            (e) Tax Consequences. Employee understands that Employee may suffer adverse tax consequences as a result of the grant, vesting or disposition of the Restricted Shares. Employee represents that Employee has consulted with his or her own independent tax consultant(s) as Employee deems advisable in connection with the grant, vesting or disposition of the Restricted Shares and that Employee is not relying on the Corporation for any tax advice.

3. Issuance and Withholding.

            (a) Upon vesting, the Corporation shall issue the Restricted Shares registered in the name of Employee, Employee's authorized assignee, or Employee's legal representative, and shall deliver certificates representing the Restricted Shares.

            (b) Prior to the issuance of the Restricted Shares, Employee must pay or provide for any applicable federal or state withholding obligations in accordance with Section 16 below.

4. Compliance With Laws and Regulations. The issuance and transfer of Restricted Shares shall be subject to compliance by the Corporation and Employee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or quotation system on which the Corporation's Common Stock may be listed at the time of such issuance or transfer

5. Nontransferability. Until the Restricted Shares shall be vested and issued and until the satisfaction of any and all other conditions specified herein, the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Employee, other than by will or by the laws of descent and distribution, except upon the written consent of the Corporation and, in any case, in compliance with the terms and conditions of this Agreement. The terms of this Agreement shall be binding upon the executors, administrators, successors and assigns of Employee.

6. Privileges of Stock Ownership. Employee shall not have any of the rights of a stockholder with respect to any Restricted Shares until the Restricted Shares are vested and are issued to Employee.

7. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Employee or the Corporation to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Corporation and Employee.

8. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

9. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Corporation at its principal corporate offices. Any notice required to be given or delivered to Employee shall be in writing and addressed to Employee at the address indicated above or to such other address as such party may designate in writing from time to time to the Corporation. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

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

10. Successors and Assigns. The Corporation may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Employee and Employee's heirs, executors, administrators, legal representatives, successors and assigns.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such state, other than conflict of laws principles thereof directing the application of any law other than that of New York.

12. Acceptance. Employee hereby acknowledges receipt of a copy of the Plan and this Agreement. Employee has read and understands the terms and provisions thereof and hereof, and accepts this restricted stock award subject to all the terms and conditions of the Plan and this Agreement. Employee acknowledges that there maybe adverse tax consequences upon the grant or the vesting of this restricted stock award, issuance or disposition of the Restricted Shares and that the Corporation has advised Employee to consult a tax advisor regarding the tax consequences of the grant, vesting, issuance or disposition.

13. Covenants of the Employee. The Employee agrees (and for any proper successor hereby agrees) upon the request of the Committee, to execute and deliver a certificate, in form reasonably satisfactory to the Committee, regarding applicable Federal and state securities law matters.

14. Obligations of the Corporation

            (a) Notwithstanding anything to the contrary contained herein, neither the Corporation nor its transfer agent shall be required to issue any fraction of a share of Common Stock, and the Corporation shall issue the largest number of whole Restricted Shares of Common Stock to which Employee is entitled and shall return to the Employee the amount of any unissued fractional share in cash.

            (b) The Corporation may endorse such legend or legends upon the certificates for Restricted Shares issued to the Employee pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Restricted Shares as, in its discretion, it determines to be necessary or appropriate to: (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act; (ii) implement the provisions of the Plan and any agreement between the Corporation and the Employee or grantee with respect to such Restricted Shares; or (iii) as may be required pursuant to the Corporation's Amended and Restated Certificate of Incorporation, as amended.

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

            (c) The Corporation shall pay all issue or transfer taxes with respect to the issuance or transfer of Restricted Shares to Employee, as well as all fees and expenses necessarily incurred by the Corporation in connection with such issuance or transfer.

            (d) All Restricted Shares issued following vesting shall be fully paid and non-assessable to the extent permitted by law.

15. Section 83(b) Election. If the Employee files an election with the Internal Revenue Service to include the fair market value of any Restricted Shares in gross income as of the Grant Date, the Restricted Stockholder agrees to promptly furnish the Corporation with a copy of such election, together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election

16. Withholding Taxes. The Employee acknowledges that the Corporation is not responsible for the tax consequences to the Employee of the granting, vesting or issuance of the Restricted Shares, and that it is the responsibility of the Employee to consult with the Employee's personal tax advisor regarding all matters with respect to the tax consequences of the granting, vesting and issuance of the Restricted Shares. The Corporation shall have the right to deduct from the Restricted Shares or any payment to be made with respect to the Restricted Shares any amount that federal, state, local or foreign tax law requires to be withheld with respect to the Restricted Shares or any such payment. Alternatively, the Corporation may require that the Employee, prior to or simultaneously with the Corporation incurring any obligation to withhold any such amount, pay such amount to the Corporation in cash or in shares of the Corporation's Common Stock (including shares of Common Stock retained from the Stock Restricted Award creating the tax obligation), which shall be valued at the Fair Market Value of such shares on the date of such payment. In any case where it is determined that taxes are required to be withheld in connection with the issuance, transfer or delivery of the shares, the Corporation may reduce the number of shares so issued, transferred or delivered by such number of shares as the Corporation may deem appropriate to comply with such withholding. The Corporation may also impose such conditions on the payment of any withholding obligations as may be required to satisfy applicable regulatory requirements under the Exchange Act, if any.

17.   Miscellaneous

            (a) If the Employee loses this Agreement representing the Restricted Shares granted hereunder, or if this Agreement is stolen, damaged or destroyed, the Corporation shall, subject to such reasonable terms as to indemnity as the Committee, in its sole discretion shall require, replace the Agreement.

            (b) The Corporation may offer to buy the Restricted Shares actually issued hereunder on such terms and conditions as the Corporation shall establish and communicate to the Employee at the time that such offer is made.

            (c) This Agreement cannot be amended, supplemented or changed, and no provision hereof can be waived, except by a written instrument making specific reference to this Agreement and signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. A waiver of any right derived hereunder by the Employee shall not be deemed a waiver of any other right derived hereunder.

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

            (d) This Agreement may be executed in any number of counterparts, but all counterparts will together constitute but one agreement.

            (e) In the event of a conflict between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall govern. All capitalized terms used herein but not defined shall have the meanings given to such terms in the Plan.


                [Remainder of this Page Intentionally Left Blank]


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

      IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer and the Restricted Stockholder has executed this Agreement as of January 1, 2005.

                         FIND/SVP, INC.


                                             By: /s/ David Walke
                                                ------------------------
                                                 Name: David Walke
                                                      ------------------

                                                 Title: Chief Executive Officer
                                                       -----------------

                     RESTRICTED STOCKHOLDER

                                             /s/ Peter Stone
                                             ---------------------------
                                             Name: Peter Stone
                                             Address:

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